                                                                    EXHIBIT 10.8
                           ASSET PURCHASE AGREEMENT
                            ------------------------


                  ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of April 4, 1997, by and among Milwaukee Land Company, a Delaware corporation ("MLC"), PG Newco Corp., a Delaware corporation and a wholly-owned subsidiary of MLC ("PG Newco," and together with MLC, the "Purchasers"), PG Design Electronics, Inc., a Michigan corporation (the "Seller" or the "Company"), and each of the Seller's shareholders listed on the signature pages hereto (individually, a "Shareholder Indemnitor" and collectively the "Shareholder Indemnitors").


                             W I T N E S S E T H:
                             - - - - - - - - - -

                  WHEREAS, the Seller is engaged in the business of designing and manufacturing printed circuit boards, printer PODS and related services and products (the "Business"); and

                  WHEREAS, the Purchasers desire to purchase, and the Seller desires to sell, all of the assets and properties of the Seller employed in the Business and, as part of such purchase and sale, PG Newco is willing to assume certain obligations and liabilities of the Business, subject, in each case, to the exceptions, terms and conditions set forth herein; and

                  WHEREAS, certain capitalized terms used herein are defined in
Section 14.1 hereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, the Purchasers, the Seller and the Shareholder Indemnitors hereby agree as follows:

                                   ARTICLE I

                           SALE AND PURCHASE OF ASSETS

                  1.1    Acquisition and Transfer of Assets. Upon the terms and
                         ----------------------------------
subject to the conditions hereinafter set forth, on the Closing Date (as defined in Section 3.1 hereof) the Seller shall sell, assign, transfer, convey and deliver to the Purchasers, and the Purchasers shall purchase, acquire and accept from the Seller, free and clear of all Liens, other than Permitted Exceptions, and in such allocation as set forth on Exhibit B hereof, all of the Seller's assets, properties, rights, contracts and claims, including the assets, properties, rights, contracts and claims employed in, or identified on the books and records of, the Business (except as otherwise set forth in Section 1.2 hereof), of every kind and description, wherever located, whether tangible or intangible, real, personal or mixed, as the same shall exist on the Closing Date (collectively, the "Assets"). The Assets shall include, without limitation, all of the Seller's right, title and interest in and to all assets, properties, rights, contracts and claims described in the following paragraphs (a) through (p):

                  (a) all furnishings, furniture, office equipment and supplies, vehicles, spare parts, tools, dies, machinery and equipment and other tangible personal property;

                  (b) all items of inventory, including, without limitation, raw materials, work-in-process, finished goods, supplies, spare parts and samples (collectively, the "Inventory");

                  (c) all accounts receivable and all notes receivable (whether short-term or long-term) from third parties and all deposits with third parties, together with all unpaid interest accrued thereon from the respective obligors and all security or collateral therefor, including recoverable deposits (collectively, the "Accounts Receivable");

                  (d) all of the leased real property set forth on Schedule 1.1(d) hereto (collectively, the "Leased Real Property"), including all buildings and improvements located thereon, all of the fixtures attached thereto, all prepaid rent, security deposits and options to renew or purchase in connection therewith and all Permits relating thereto;

                  (e)(i) all patents and patent applications owned by the Seller or licensed to the Seller by third parties, including, without limitation, those listed on Schedule 1.1(e) hereto, (ii) all research, development and manufacturing processes, trade secrets, know-how, inventions (whether or not patentable), designs, concepts, specifications, diagrams, drawings, schematics, blueprints, documentation, plans, proposals, financial, marketing and business data, business and marketing plans, customer and supplier lists, and manufacturing, engineering and other technical information, whether owned by the Seller or licensed to the Seller by third parties, (iii) all mask works (whether or not registered), whether embodied in semiconductor chips, layout drawings, computer plots, masks, magnetic tape or other physical media, and registration or application therefor, and (iv) all notebooks, records, reports and data relating to, and any tangible embodiment of, any of the foregoing (the assets referred to in clauses (i) through (iv) are collectively referred to herein as the "Patent-Related Assets");

                  (f) all trademarks, trade names, service marks and copyrights, all applications and registrations for any of the foregoing, and all computer systems, computer hardware, databases and software programs, including, without limitation, databases and software programs developed by the Seller in the operation of the Business, object codes, source codes and user manuals, in each case, owned by the Seller or licensed to the Seller by third parties, listed on Schedule 1.1(f) hereto (collectively, together with the Patent-Related Assets, the "Intangible Assets");

                  (g) all catalogues, marketing brochures and materials and other printed and written materials relating to the Business;

                  (h) all rights under or pursuant to all warranties, representations and guarantees made by vendors, suppliers, manufacturers and contractors in connection with the operation of the Business or affecting the Assets;

                  (i) all Permits held by the Seller including, without limitation, those listed on Schedule 1.1(i) hereto;

                  (j) all Contracts including, without limitation, those listed on Schedule 1.1(j) hereto;

                  (k) all cash, bank accounts, certificates of deposit, treasury bills, notes and marketable securities;

                  (l) all deferred and prepaid charges, sums and fees, and all insurance premiums;

                  (m) all claims, credits, causes of action or rights of set-off against third parties;

                  (n) all customer and vendor lists and all files, documents, books, records and other data relating to the Business;

                  (o)    all goodwill relating to the foregoing Assets; and

                  (p) to the extent assignable, the real and personal property tax abatements awarded to Seller by Seller's local taxing authority. Seller makes no warranties as to the assignability of the abatements. It shall be the obligation of Purchasers to pursue, at their expense, the assignment of such abatements. Seller will cooperate with Purchasers in pursuit of such assignment.

                  I.2    Excluded Assets. Notwithstanding anything to the
                         ---------------
contrary contained in Section 1.1 hereof, the Seller, the Shareholder Indemnitors and the Purchasers expressly understand and agree that the Seller is not hereunder selling, assigning, transferring, conveying or delivering to the Purchasers any of the following assets, properties, rights, contracts and claims (collectively, the "Excluded Assets"):

                  (a)    pension or other funded employee benefit plan assets;

                  (b) Contracts that relate solely to the Excluded Assets or the Excluded Liabilities;

                  (c) all prepaid charges, sums and fees pertaining to any of the Excluded Assets or the Excluded Liabilities;

                  (d) except as otherwise set forth in Section 11.1(c) hereof, any of Seller's right, title and interest under any Contracts, agreements, licenses, Permits, exemptions, franchises, variances, waivers, consents, approvals or other authorizations or arrangements that are not transferrable without consent (unless such consent has been obtained);

                  (e) any claims for refunds or rebates of any previously paid taxes, levies or duties and funds paid by Seller for corporate income, state and local taxes accruing up to the Closing; and

                  (f)    the other assets listed on Schedule 1.2(f) hereto.

                  I.3    Assumed Liabilities. (a) Upon the terms and subject to
                         -------------------
the conditions hereinafter set forth, effective as of the Closing, PG Newco shall assume and be liable for the liabilities and obligations of the Business reflected on the Closing Balance Sheet to the extent such liabilities and obligations so reflected (i) are of a type which were reflected on the Initial Balance Sheet and (ii) were incurred in the ordinary course of business since the date of the Initial Balance Sheet, consistent with past practice in accordance with Section 6.3 hereof, and (iii) have been approved by PG Newco, but excluding any liability for the payment of Taxes (collectively, the "Assumed Liabilities").

                  (b) Notwithstanding any provisions in this Agreement or any other writing to the contrary, PG Newco is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of the Seller (or any predecessor owner of all or part of the Business) of whatever nature whether in existence on the Closing Date or arising thereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of the Seller, all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities".


                                   ARTICLE II

                                 PURCHASE PRICE

                  II.1   Purchase Price and Payment. In consideration of the
                         --------------------------
sale of the Assets by the Seller to the Purchasers, PG Newco shall, on the Closing Date, deliver to the Seller (i) $12,000,000 plus (ii) an amount in cash sufficient to pay in full all of the outstanding balance of the Seller's bank debt (currently estimated to be $1,400,000), as of the Closing Date, but in no event more than $ 2,500,000, all in U.S. dollars by wire transfer of immediately available funds, in the case of the payment referred to in clause (i), to the account or accounts designated by the Seller and, in the case of the payment referred to in clause (ii), to the account designated by the Seller's bank lenders (the "Cash Consideration"), and MLC shall, on the Closing Date, deliver to the Seller two promissory notes signed by MLC, each in the aggregate principal amount of $1,500,000 (the "Notes"), which Notes shall be substantially in the form attached hereto as Exhibit G. Payment on the Notes is subject to certain terms and conditions, all as set forth therein. The Notes plus the Cash Consideration shall be referred to herein as the "Purchase Price."

                  2.2 Allocation of Purchase Price. The Purchasers and the
                      ----------------------------
Seller hereby agree that the Purchase Price of the Assets plus the Assumed Liabilities will be allocated as set forth on Exhibit B hereto. Subject to the requirements of any applicable tax law, all tax returns (including amended returns and claims for refunds) and information reports filed by the Purchasers, the Seller and the Shareholder Indemnitors shall be prepared consistently with such allocation and such parties shall use their reasonable best efforts to sustain such allocation in any subsequent tax audit or tax dispute. In the event of any adjustment to the Purchase Price hereunder, the Purchasers and the Seller agree to adjust such allocation to reflect such adjustment and the Purchasers, the Seller and the Shareholder Indemnitors hereby agree to file consistently any tax returns and reports required as a result of such adjustment. Each of the parties agrees to cooperate with the other party in the preparation and filing of any tax returns required under any applicable law.


                                   ARTICLE III

                                   THE CLOSING

                  3.1 Closing Date. The Closing shall take place at the
                      ------------
offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, New York 10153, on the third business day following the date that the conditions to Closing set forth herein have been satisfied or waived, or at such other place and at such other time and date as may be mutually agreed upon by the Purchasers and the Seller. The date of the Closing is referred to in this Agreement as the "Closing Date."

                  3.2 Proceedings at Closing. All proceedings to be taken and
                      ----------------------
all documents to be executed and delivered by the Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Purchasers and their counsel. All proceedings to be taken and all documents to be executed and delivered by the Purchasers in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE
                            SHAREHOLDER INDEMNITORS

                  The Seller and each Shareholder Indemnitor, hereby represents and warrants to the Purchasers as follows:

                  4.1    Organization, Good Standing and Corporate Records. (a)
                         -------------------------------------------------
The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Seller is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of (a) each jurisdiction in which it owns or leases real property and (b) each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization. Schedule 4.1 sets forth a true, correct and complete list of each jurisdiction in which the Seller is qualified or authorized to do business as a foreign corporation.

                  (b) The Seller has delivered to the Purchasers true, correct and complete copies of the certificate of incorporation (certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Company.

                  (c) The minute books of the Company previously made available to the Purchasers contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company. The stock certificate books and stock transfer ledgers of the Company previously made available to the Purchasers are true, correct and complete.

                  4.2   Authorization of Agreement. The Seller and the
                         --------------------------
Shareholder Indemnitors have full power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by them in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by the Seller and the Shareholder Indemnitors being hereinafter referred to, collectively, as the "Seller Documents"), and to perform fully their obligations hereunder and thereunder. The execution, delivery and performance by the Seller of this Agreement and each of the Seller Documents has been duly authorized by all necessary corporate action on the part of the Seller, including the approval of the company's shareholders. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly executed and delivered by the Seller and the Shareholder Indemnitors, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Seller and the Shareholder Indemnitors, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                   4.3   No Violations; Consents. None of the execution and
                         -----------------------
delivery by the Seller and the Shareholder

Indemnitors of this Agreement and the Seller Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by them with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws of the Seller, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any Contract or Order to which the Seller is a party or by which it or any of its properties or assets is bound or subject, (c) constitute a violation of any Law applicable to the Seller or the Shareholder Indemnitors, or (d) result in the creation of any Lien (other than any Lien in favor of the Purchasers) upon the Assets. Except as set forth on Schedule 4.3, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person, including, without limitation, any Governmental Body, is required on the part of the Seller or the Shareholder Indemnitors in connection with the execution, delivery and performance of this Agreement or the Seller Documents, or the compliance by the Seller or the Shareholder Indemnitors with any of the provisions hereof or thereof.

                  4.4   Title to Assets Other than Leased Real Property. (a)
                        -----------------------------------------------
The Seller owns and has good and valid, marketable title to or, in the case of leased properties, a valid leasehold interest in, all of the Assets other than the Leased Real Property, including all of such Assets reflected on the Initial Balance Sheet, except Assets disposed of in the ordinary course of business after November 30, 1996, free and clear of all Liens, other than Permitted Exceptions.

                  (b) Upon consummation of the transactions contemplated hereby, the Purchasers will have acquired, on and as of the Closing Date, good and valid title in and to, or a valid leasehold interest in, the Assets other than the Leased Real Property, free and clear of all Liens, other than Permitted Exceptions.

                  4.5    Leased Real Property. (a) The Seller does not own or
                         --------------------
hold any interest in real property other than its leasehold interests in the Leased Real Property, as described on Schedule 1.1(d).

                  (b) The Seller has a valid leasehold interest in all of the Leased Real Property free and clear of all Liens, other than Permitted Exceptions. All leases in respect of the Leased Real Property are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease any default on the part of the Seller or any event which with notice or lapse of time or both would constitute such a default. No such lease has been modified or amended in writing except as evidenced by the instruments attached to Schedule 1.1(d) hereof. The Seller has not received from any party to any such lease any written notice of, or written claim with respect to, any breach or default thereof. The Seller has not granted any sublease, license or other agreement granting to any person or entity any right to the use or occupancy of the Leased Real Property or any portion thereof, or the right to purchase such Leased Real Property or any portion thereof, and has no knowledge of any such grant by any other Person.


                  (c) The plants, buildings, structures and equipment included in the Leased Real Property are in good operating condition, free of any material defects or deferred maintenance, and are substantially suited for their present uses (giving due account to the age and length of use of same).

                  (d) No violation of any law, regulation or ordinance (including laws, regulations or ordinances relating to zoning, city planning or similar matters) relating to the Leased Real Property currently exists, except for violations which would not have a Material Adverse Effect. Seller has not received notice of any contemplated governmental actions which might reasonably be expected to materially detract from the value of any Leased Real Property, materially interfere with any present use of any Leased Real Property or materially adversely affect the marketability of any Leased Real Property. There is no action pending or, to Seller's knowledge, threatened to initiate a condemnation in respect of any Leased Real Property.

                  (e) Upon consummation of the transactions contemplated hereby, Purchasers will have acquired, on and as of the Closing Date, a valid leasehold interest in the Leased Real Property, free and clear of all Liens, other than Permitted Exceptions.

                  4.6    Financial Statements. As set forth on Schedule 4.6, the
                         --------------------
Seller has delivered to the Purchasers copies of (i) the unaudited balance sheets of the Company as at June 30, 1995 and June 30, 1996, and the related unaudited statements of income and of cash flows of the Company for the years then ended and (ii) the unaudited balance sheets of the Company as at November 30, 1996 and December 31, 1996 and the related statements of income and cash flows of the Company for the one month period then ended (such unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). In addition, Purchasers are in possession of an audited balance sheet and related statement of income and retained earnings prepared by Ernst & Young LLP, retained by Purchasers for purposes of conducting such audit. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments) and in conformity with the practices consistently applied by the Company and consistent with the books and records of the Company, without modification of the accounting principles used in the preparation thereof and presents (or will present) fairly the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated.

                  4.7    Absence of Certain Developments. Since November 30,
                         -------------------------------
1996:

                  (a) The Seller has operated the Business in the ordinary course consistent with past practice;

                  (b)    There has not been any Material Adverse Change;

                  (c) There has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the Assets;

                  (d) Except as set forth on Schedule 4.7(d), the Seller has not entered into any employment, deferred compensation, severance or similar agreement (nor amended any such existing agreement) or agreed to increase the compensation payable or to become payable by it to any of its directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Seller);

                  (e) Except as set forth on Schedule 4.7(e), the Seller has not entered into any transaction or Contract (other than purchase orders with customers of the Seller, entered into in the ordinary course of business) having, in the aggregate, a value or requiring payments in excess of $10,000;

                  (f) The Seller has not failed to pay and discharge current liabilities within 90 days, except where disputed in good faith by appropriate proceedings (if such proceedings are necessary);

                  (g) The Seller has not made any loans, advances or capital contributions to, or investments in, any Person, other than loans or advances to employees in the ordinary course of business of the Seller and which, in the aggregate, do not exceed $10,000;

                  (h) Except as set forth on Schedule 4.7(e), the Seller has not mortgaged, pledged or subjected to any Lien any of the Assets, or acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of any property, right or asset or any interest therein that otherwise would have been included as part of the Assets, except for (i) Permitted Exceptions, and (ii) any such properties, rights or assets or interests therein acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice of the Seller and which do not, in the aggregate, have a value in excess of $10,000;

                  (i) The Seller has not amended, canceled, terminated, relinquished, waived or released any Contract or right that otherwise would have been included as part of the Assets, except for any such Contract that has terminated in accordance with its terms due solely to the lapse of time;

                  (j) The Seller has not suffered any Extraordinary Loss or Extraordinary Losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments thereto);

                  (k) Except as set forth on Schedules 4.7(e) and 4.7(k) hereto, the Seller has not made or committed to make any capital expenditures or capital additions or betterments to any of the Business in excess of $35,000 individually or $175,000 in the aggregate;

                  (l) The Seller has not made any change in any method of accounting or accounting practice with respect to the Business except for any such change after the date hereof required by reason of a concurrent change in GAAP;

                  (m) Except as set forth on Schedule 4.7(m) hereto, the Seller has not paid any dividend or made any distribution or other payment, in cash or otherwise, to the Shareholder Indemnitors; and

                  (n)    The Seller has not agreed to do any of the foregoing.

                  4.8 Material Contracts. (a) Schedule 1.1(j) hereto accurately
                      ------------------
identifies each Contract with respect to the Assets or the Business to which the Seller is a party, which is being assigned to the Purchasers hereunder and which involves the payment to or from the Seller of amounts in excess of $10,000 per year or which is otherwise material to the Business (collectively, the "Material Contracts").

                  (b) All of the Material Contracts are valid, binding and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there does not exist under any Material Contract any default on the part of the Seller or any event which with notice or lapse of time or both would constitute such a default on the part of the Seller. The Seller has not received from any other party to any Material Contract any written notice of, and Seller has no actual knowledge of, any default on the part of such other party or any event which with notice or lapse of time or both would constitute such a default on the part of such other party. No Material Contract has been modified or amended in writing except as evidenced by the instruments attached to Schedule 1.1(j) hereto.

                  (c) Seller has not received any notice or communication from any party to a Material Contract relating to such party's intent to modify, terminate or fail to renew the arrangements and relationships set forth therein.

                  (d) Except as set forth on Schedule 1.1(j) hereto, Seller is not a party to or subject to:

                       (i) any agency, dealer, sales representative, resale or similar agreement;

                       (ii) any agreement, contract or commitment that
              substantially limits the freedom of Seller to compete in any line of business or with any Person or in any area, or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or which would so limit the freedom of the Purchasers after the Closing Date; or

                  (iii) any agreement, contract or commitment between the Seller and any affiliate of the Seller.

              (e) From and after the Closing, the Purchasers shall enjoy all of the benefits of each of the Material Contracts without the necessity of any consent, authorization or agreement from or with any Person.

              4.9 Intangible Property. Schedules 1.1(e) and 1.1(f) hereto set
                  -------------------
forth a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights included in the Intangible Assets as well as a list of all registrations thereof and pending applications therefor. Except as set forth in Schedules 1.1(e) and 1.1(f), each of the Intangible Assets is owned by the Seller, and upon the consummation of the transaction contemplated herein will be owned by the Purchaser, free and clear of any and all Liens (other than Permitted Exceptions) and no other Person has any claim of ownership or rights with respect thereto. The Seller has adequate licenses or other valid rights to use all of the Intangible Assets which it does not own and which are material to the conduct of the Business as presently conducted. The Seller's use of the Intangible Assets does not conflict with, infringe upon, violate or interfere with any intellectual property rights, including, without limitation, any patent, copyright, trademark, trade secret, moral rights, mask works rights, or other proprietary rights of any other Person. Except as set forth in Schedules 1.1(e) and 1.1(f), Seller has not granted to any Person any license or right, whether written or oral, in or to the Intangible Assets. No claims have been asserted or threatened by Seller against any Person, or by any Person against Seller, challenging the use of, or the validity or enforceability of any Intangible Assets, and Seller is not aware of any facts that would serve as a basis for any such claim.

                  4.10 Tax and Other Returns and Reports. (a) Except as set
                       ---------------------------------
forth in Schedule 4.10: (1) all federal Tax Returns required to be filed by Seller have been filed on a timely basis with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed and all Taxes shown as due thereon have been timely paid; (2) all Taxes due from Seller (A) have been fully and timely paid or (B) adequately provided for on the Financial Statements and are being contested in good faith by appropriate proceedings and are not material, individually or in the aggregate, to Seller;
(3) Seller will pay in full all Taxes which are due and payable in respect of any taxable period ending on or prior to the date of the Closing whether or not shown on any Tax Return; (4) no claim has been made by an authority in a jurisdiction where Seller does not file Tax Returns that may be subject to taxation by that jurisdiction; (5) Seller has withheld all Taxes required to have been withheld under all applicable statutes and regulations in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and such withholdings have either been paid to the appropriate governmental agencies as and when due in accordance with Law or set aside in accounts for such purpose; and (6) no waivers of statutes of limitation have been given by or requested of Seller in connection with its Tax Returns or with respect to any Taxes payable by it. Schedule 4.10 lists all Tax Returns of, or covering, Seller which have been examined or which are currently under examination by the Internal Revenue Service or by other appropriate taxing authorities, or with respect to which the applicable statute of limitations (including all extensions and tolling periods) has not yet run and, except as and to the extent shown on such Schedule or provided for on the Financial Statements, all deficiencies asserted or assessments made as a result of such examinations have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against, Seller. Seller has delivered to Purchasers correct and complete copies of all Tax Returns of Seller or its respective operations or assets filed since June 30, 1994, all examination reports relating to Tax Returns filed by

Seller, and statements of deficiencies assessed against or agreed to by Seller in respect of any Taxes of Seller.

                  (b) Except as set forth in Schedule 4.10, none of the Assets of Seller is (1) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (2) used predominantly outside the United States within the meaning of Prop. Reg. ? 1.168-2(g)(5), (3) "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code, or (4) "limited use property" as that term is used in Rev. Proc. 76-30. Following the Closing, none of the Assets of Seller will be property that Purchasers will be required to treat as being owned by any other Person pursuant to the provisions of
Section 168(f)(8) of the 1954 Code, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

                  (c) Seller is not a foreign person within the meaning of
Section 1445 of the Code; Seller is not a party to any Tax allocation or sharing agreement or is or has been a member of an affiliated group filing a consolidated federal income Tax Return or a combined, consolidated or unitary group for state or local tax purposes.

                  (d) With respect to Leased Assets placed in service on or before the date hereof, and except as a result of acts, errors or omissions, including breaches of representation, by the lessee thereunder, each of the Lease Contracts (excluding property sold on installment sales contracts) will be treated as a "true lease" for federal income tax purposes.

                  (e) The transactions contemplated by this Agreement are not subject to tax withholding pursuant to the provisions of Section 3406 or Subchapter A of Chapter 3 of the Code or any other provision of applicable law.

                  (f) There are no liens as a result of any unpaid Taxes encumbering any of the Assets.

                  4.11  Employees and Employee Benefits.
                        -------------------------------

                  (a)(i) The Seller is not a party to any collective bargaining agreement applicable to the Employees; (ii) none of the Employees is represented by any labor organization, and (iii) there is no labor strike, work stoppage or slowdown pending against the Seller and no pending lockout by the Seller, in each case, with respect to the Business.

                  (b) Schedule 4.11(b)(i) hereto lists all employee benefit plans as defined in Section 3(3) of ERISA of the Seller covering any employee or former employee of the Business ("Employee Benefit Plans"). Schedule 4.11(b)(ii) hereto lists all employment severance contracts, consulting agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation during any absence from active employment for disability or other reasons, severance, sick days, stock award, stock option, stock purchase, tuition assistance, and vacation pay arrangements, all plans and arrangements providing for termination or similar coverage and all written compensation policies and practices maintained by the Seller covering any employee or former employee of the Business and that is not an Employee Benefit Plan ("Benefit Arrangements").

                  (c) Each Employee Benefit Plan is in compliance with the applicable requirements of ERISA and the Code.

                  4.12 Litigation. Except as set forth on Schedule 4.12, there
                       ----------
is no Legal Proceeding pending or, to the knowledge of the Seller, threatened
(a) against the Seller in connection with the operation of the Business or in respect of any of the Assets; (b) that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement; or (c) that questions the validity of this Agreement, any of the Seller Documents or any action taken or to be taken by the Seller in connection with the consummation of the transactions contemplated hereby or thereby.

                  4.13 Compliance with Law. (a) The Business is currently
                       -------------------
operating in compliance with all applicable Laws and Orders of Governmental Bodies. The Seller has neither received, nor knows of the issuance of, any notice of any violation or alleged violation of any applicable Laws and Orders of Governmental Bodies.

                  (b) To Seller's knowledge, Seller is not under investigation with respect to any violation of any Law, Order or judgment entered by any court, arbitrator or Governmental Body, applicable to the Assets or the conduct of the Business.

                  4.14 Receivables. All of the Accounts Receivable reflected on
                       -----------
the Initial Balance Sheet have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are properly reflected therein in accordance with GAAP. All of the Accounts Receivable generated since the date of the Initial Balance Sheet have arisen from bona fide transactions in the ordinary course of business consistent with past practice. To the Seller's knowledge, all of the Accounts Receivable are collectible in the ordinary course of business consistent with past practice; provided, however,
                                                           --------  -------
that nothing in this Section 4.14 shall be construed as a guaranty by the Seller or the Shareholder Indemnitors that such Accounts Receivable shall be collected in full.

                  4.15 Inventory. The Inventory of the Business as of the date
                       ---------
hereof is of a quality sufficient for its use in the ordinary course of the Business consistent with past practice and is owned free and clear of all Liens, other than Permitted Exceptions.

                  4.16 Assets Necessary to Conduct Business. The Assets
                       ------------------------------------
comprise all of the assets used in the operation of the Business as presently being conducted, other than the Excluded Assets.

                  4.17 Environmental Matters. (a) There are no pending or, to
                       ---------------------
the best of the Seller's knowledge, threatened claims, suits or proceedings arising out of or related to any noncompliance with any environmental law in connection with the Business or the ownership or use of the Assets, including, without limitation, statutes related to air quality, water quality, solid waste management, hazardous or toxic substances or protection of health or the environment, including, but not limited to, the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq. as amended), the Federal Water Pollution
                              -- ---
Control Act (33 U.S.C. 1251 et seq. as amended), the Resource Conservation and
                            -- ---
Recovery Act (42 U.S.C. 6901 et seq. as amended), the Comprehensive
                             -- ---
Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 et seq. as amended), the Clean Air Act (42 U.S.C. 7401 et seq. as amended), the
-- ---                                                 -- ---
Toxic Substances Control Act (15 U.S.C. 2601 et seq. as amended), and any
                                             -- ---
similar state or local laws, rules and regulations (collectively, "Environmental Laws"). The Seller has received all Permits necessary for the operation of the Business, including all air, water and waste Permits and Permits for emission and/or disposal of solid, liquid and gaseous materials from manufacturing operations, and the Business is operating in conformance with such Permits. The Seller has kept all records and made all filings required by applicable Law with respect to emissions into the environment (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials).

                  (b) The Seller is not in violation of any Environmental Laws with respect to the Assets or the conduct of the Business.

                  4.18 Brokers. Except as described on Schedule 4.18 hereof,
                       -------
the fees and expenses of which Person shall be borne solely by the Seller, no other Person has acted directly or indirectly as a broker, finder or financial advisor for the Seller or any of the Shareholder Indemnitors in connection with the negotiations relating to or the transactions contemplated by this Agreement, and no other Person is entitled to any fee, commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Seller or any of the Shareholder Indemnitors.

                  4.19 Permits. Schedule 1.1(i) is a complete list of all
                       -------
Permits issued by any Government Body in respect of the Business. Such Permits constitute all licenses, franchises, permits or similar authorizations required by any Law for the Seller to own and conduct the Business, and there are no outstanding violations of any such Permits, and no action pending or, to the knowledge of Seller threatened, to cancel, modify or not renew any such Permit.

                  4.20 Ownership; Subsidiaries. (a) The authorized capital
                       -----------------------
stock of the Seller consists of [50,000] shares of common stock, par value $1.00 per share, of which 1,200 shares are issued and outstanding and none of which are held by the Seller as treasury stock (the "Seller Shares"). All of the Seller Shares are owned, beneficially and of record and free and clear of any Liens, by each of the Shareholder Indemnitors. The Seller Shares were duly authorized for issuance, are validly issued, fully paid and non-assessable, and constitute 100% of the issued and outstanding shares of capital stock of the Seller. There is no existing option, warrant, call, right, commitment or other agreement of any character to which the Seller or any Shareholder Indemnitor is a party requiring, and there are no securities of the Seller outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other securities of the Seller or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other securities of the Seller. Neither the Seller nor any of the Shareholder Indemnitors is a party to any voting trust or other voting agreement with respect to any of the Seller Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock or other securities of the Seller.

                  (b)  The Seller has no subsidiaries.

                  4.21 No Undisclosed Liabilities. Except as set forth on
                       --------------------------
Exhibit 4.7(e), the Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than indebtedness, obligations or liabilities, reflected in, reserved against or otherwise described in the Initial Balance Sheet or the notes thereto or incurred in the ordinary course of business consistent with past practice since November 30, 1996.

                  4.22 Insurance. Schedule 4.22 sets forth a complete and
                       ---------
accurate list of all policies of insurance of any kind or nature covering the Company or any of its employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Seller's knowledge, the Company is not in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  4.23 Related Party Transactions. Except as set forth on
                       --------------------------
Schedule 4.23, none of the Shareholder Indemnitors nor any Affiliate of any Shareholder Indemnitor or of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Except as set forth in Schedule 4.23, none of the Shareholder Indemnitors nor any Affiliate of any Shareholder Indemnitor or of the Company nor any officer or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (B) engaged in a business related to the business of the Company, or (C) a participant in any transaction to which the Company is a party or (ii) is a party to any Contract with the Company.

                  4.24 Customers and Suppliers. Schedule 4.24 sets forth a list
                       -----------------------
of the ten (10) largest customers and the ten (10) largest suppliers of the Company, as measured by the dollar amount of purchases therefrom or thereby, during each of the fiscal years ended June 30, 1995 and June 30, 1996, showing the approximate total sales by the Company to each such customer and the approximate total purchases by the Company from each such supplier, during such period. Since November 30, 1996, there has not been any material adverse change in the business relationship of the Company with any customer or supplier listed on Schedule 4.24.

                  4.25 Banks. Schedule 4.25 contains a complete and correct
                       -----
list of the names and locations of all banks in which Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.25, no person holds a power of attorney to act on behalf of the Company.

                  4.26 No Misrepresentation. No representation or warranty of
                       --------------------
the Seller or any Shareholder Indemnitor contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Seller or any Shareholder Indemnitor to the Purchasers pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser hereby represents and warrants to the Seller and the Shareholder Indemnitors that:

                  5.1 Organization and Good Standing. Such Purchaser is a
                      ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted.

                  5.2 Authorization of Agreement. Such Purchaser has full
                      --------------------------
corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by such Purchaser in connection with the consummation of the transactions contemplated by this

Agreement (all such other agreements, documents, instruments and certificates required to be executed by the Purchasers being hereinafter referred to, collectively, as the "Purchaser Documents") and, subject to receipt of the approval of the stockholders and the Board of Directors of MLC, to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of this Agreement and each Purchaser Document has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been, and the Purchaser Documents will be at or prior to the Closing, duly executed and delivered by such Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  5.3 No Violations; Consents. None of the execution and
                      -----------------------
delivery by such Purchaser of this Agreement and the Purchaser Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by such Purchaser with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of such Purchaser; (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any Contract or Order to which such Purchaser is a party or by which it or any of its properties or assets is bound or subject; or (c) subject to receipt of the approval of the stockholders and the Board of Directors of MLC, constitute a violation of any Law applicable to such Purchaser. Subject to receipt of the approval of the stockholders and the Board of Directors of MLC, no consent, waiver, approval, Order,

Permit or authorization of, or declaration or filing with, or notification to, any Person, including, without limitation, any Governmental Body, is required on the part of such Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, or the compliance by such Purchaser with any of the provisions hereof or thereof, except, in each case, for violations, conflicts, breaches or defaults which individually or in the aggregate would not materially hinder or impair the transactions contemplated hereby.

                  5.4 Litigation. There is no Legal Proceeding pending or, to
                      ----------
the knowledge of such Purchaser, threatened, that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, the Purchaser Documents or any action taken or to be taken by such Purchaser in connection with the consummation of the transactions contemplated hereby or thereby.

                  5.5 Brokers. No Person (other than the officers and directors
                      -------
of such Purchaser) has acted directly or indirectly as a broker, finder or financial advisor for such Purchaser in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment (other than from such Purchaser) in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of such Purchaser.


                                   ARTICLE VI

            COVENANTS OF THE SELLER AND THE SHAREHOLDER INDEMNITORS

                  From and after the date hereof and until the Closing, the Seller and the Shareholder Indemnitors hereby covenant and agree with the Purchasers that:

                  6.1 Cooperation. (a) The Seller and the Shareholder
                      -----------
Indemnitors shall use their reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

                  (b) At the request of either Purchaser on a case-by-case basis, the Seller shall execute and deliver instruments sufficient to constitute and appoint, effective as of the Closing Date, such Purchaser and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of such Purchaser or in the name of Seller, but for the benefit of such Purchaser (i) to collect for the account of such Purchaser any Assets specified in such Purchaser's request and (ii) to institute and prosecute all proceedings which such Purchaser may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Assets, and to defend or compromise any and all actions, suits or proceedings in respect of such Assets or the Assumed Liabilities.

                  6.2 Access to the Shareholder Indemnitors' Documents;
                      -------------------------------------------------
Opportunity to Ask Questions. The Seller and the Shareholder Indemnitors shall
----------------------------
provide either Purchaser with such information as such Purchaser from time to time reasonably may request with respect to the Business, and shall permit such Purchaser and any of the directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "Purchaser Representatives") reasonable access, during normal business hours and upon reasonable prior notice, to the properties, corporate records and books of accounts of the Business, as such Purchaser from time to time reasonably may request. No investigation pursuant to this Section shall affect any representation or warranty given by the Seller and the Shareholder Indemnitors in this Agreement.

                  6.3 Conduct of Business.
                      -------------------

                  (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of both Purchasers, the Seller and the Shareholder Indemnitors shall, and shall cause the Company to:

                  (i) conduct the business of the Company only in the ordinary course consistent with past practice;

                  (ii) use their best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and (B) preserve their present relationship with Persons having business dealings with the Company;

                  (iii) maintain (A) all of the assets and properties of the Company in their current condition, ordinary wear and tear excepted and
         (B) insurance upon all of the properties and assets of the Company in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                  (iv) (A) maintain the books, accounts and records of the Company in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company; and

                  (v) comply in all material respects with applicable laws, including, without limitation, Environmental Laws.

                  (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of both Purchasers, the Seller and the Shareholder Indemnitors shall not, and shall cause the Company not to:

                  (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company;

                  (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company;

                  (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company;

                  (iv) amend the certificate of incorporation or by-laws of the Company;

                  (v) (A) materially increase the annual level of compensation of any employee of the Company, (B) increase the annual level of compensation payable or to become payable by the Company to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, except that the Company may, immediately prior to the Closing, grant a bonus to Peter G. VanHeusden in an amount up to 50% of the Income Before Taxes (as such term is defined in Section 14.1 hereof) of the Company, provided that, any such bonus will be paid on an estimated basis, subject to a post-Closing adjustment following the closing of Seller's books and review by Seller's and Purchasers' auditors, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Financial Statements, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company is a party or involving a director, officer or employee of the Company in his or her capacity as a director, officer or employee of the Company;

                  (vi) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

                  (vii) subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company;

                  (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company;

                  (ix) cancel or compromise any debt or claim or waive or release any material right of the Company except in the ordinary course of business consistent with past practice;

                  (x) enter into any commitment for capital expenditures of the Company in excess of $35,000 for any individual commitment and $150,000 for all commitments in the aggregate;

                  (xi) enter into, modify or terminate any labor or collective bargaining agreement of the Company or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company;

                  (xii) introduce any material change with respect to the operation of the Company, including any material change in the types, nature, composition or quality of its products or services, experience any material change in any contribution of its product lines to its revenues or net income, or, other than in the ordinary course of business, make any change in product specifications or prices or terms of distributions of such products;

                  (xiii) permit the Company to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

                  (xiv) permit the Company to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

                  (xv) except for transfers of cash pursuant to normal cash management practices, permit the Company to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, any Shareholder Indemnitor or any Affiliate of any Shareholder Indemnitor; or

                  (xvi) agree to do anything prohibited by this Section 6.3 or anything which would make any of the representations and warranties of the Seller or any Shareholder Indemnitor in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Closing Date.

                  6.4 Consents and Conditions; Assignment of Assets. The Seller
                      ---------------------------------------------
and the Shareholder Indemnitors shall use their reasonable best efforts to obtain all approvals, consents or waivers from all Persons, including, without limitation, Governmental Bodies, necessary to assign to the

Purchasers all of the Seller's interest in the Assets or any claim, right or benefit arising thereunder or resulting therefrom (each, an "Interest") as soon as practicable.

                  6.5 Notices of Certain Events. The Seller and the Shareholder
                      -------------------------
Indemnitors shall promptly notify the Purchasers of:

                  (a) any notice or other communication (i) alleging that the consent of any person is or may be required in connection with the transactions contemplated by this Agreement, or (ii) from any person to the effect that such person intends not to continue to conduct business with either Purchaser (as successor to the Business) after the Closing;

                  (b) any notice or other communication from any Government Body in connection with the transactions contemplated by this Agreement; and

                  (c) any action, suits, claims, investigations or proceedings to its knowledge commenced or threatened against, relating to or involving or otherwise affecting the Seller or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 4.12 hereof or that relate to the consummation of the transactions contemplated by this Agreement.

                  6.6 Non-Competition Agreement. The Seller hereby agrees that,
                      -------------------------
on or prior to the Closing Date, it shall execute and deliver to the Purchasers a Non-Competition Agreement, substantially in the form of Exhibit E hereto (the "Non-Competition Agreement").


                                   ARTICLE VII

                           COVENANTS OF THE PURCHASER

                  From and after the date hereof, and until the Closing Date, each Purchaser hereby covenants and agrees with the Seller that:

                  7.1 Reasonable Best Efforts. Subject to such Purchaser's
                      -----------------------
satisfaction, in its sole discretion, of the results of the due diligence investigation and review referred to in Section 9.6 hereof, such Purchaser shall use its reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

                  7.2 Consents and Conditions. Such Purchaser shall use its
                      -----------------------
reasonable efforts to obtain all approvals, consents or waivers from Persons, including, without limitation, Governmental Bodies, necessary to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VIII

             COVENANTS RELATING TO EMPLOYMENT AND EMPLOYEE MATTERS

                  81. Offer of Employment.  (a) Schedule 8.1 hereof is a
                      -------------------
preliminary list of all Employees as of the date hereof. Within fifteen days prior to the Closing Date, the Seller shall deliver to the Purchasers a final list of the employees of Seller, which list shall separately identify those employees of the Seller (i) who are active employees as of that date (including those on vacation, sickness, or a leave of absence of less than ninety days for any reason, including disability) (the "Active Employees"), and (ii) who are not actively working on such date by reason of a leave of absence of more than ninety days (the "Inactive Employees").

                  (b) PG Newco shall employ, effective as of the Closing Date, all of the Active Employees who have not retired on or prior to the Closing Date, who have not rejected on or prior to Closing Date PG Newco's offer of employment, and who are actually at work on the Closing Date; provided, however, that notwithstanding the foregoing, any temporary or employment agency employees shall be included as Active Employees solely at the discretion of PG Newco. For any Active Employee who has not retired or rejected PG Newco's offer of employment on or prior to the Closing Date but is not actually at work on the Closing Date, the offer of employment shall continue for a ninety-day period from the Closing Date and the date of effective employment shall be the date of return to employment within such ninety-day period.

                  8.2 Health Plan Benefits.  Seller and Purchasers shall take
                      --------------------
all necessary action and cooperate in good faith with the objective of obtaining health plan benefits without any pre-existing condition exclusions for the Transferred Employees effective as of the Closing Date.


                                  ARTICLE IX

              CONDITIONS PRECEDENT TO THE PURCHASERS' OBLIGATIONS

                  The obligation of each Purchaser to consummate the purchase of the Assets and the assumption of the Assumed Liabilities on the Closing Date is, at the option of such Purchaser, subject to the satisfaction of the following conditions:

                  9.1 Representations, Warranties and Covenants
                      -----------------------------------------

                  (a) Each of the representations and warranties of the Seller and the Shareholder Indemnitors contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

                  (b) The Seller and the Shareholder Indemnitors shall have performed and complied in all material respects with the covenants and provisions of this Agreement required to be performed or complied with by them at or prior to the Closing Date.

                  9.2 Deliveries by the Seller to the Purchasers
                      ------------------------------------------

                  At the Closing, the Seller shall deliver, or shall cause to be delivered, to the Purchasers the following:

                  (a) a certificate of the Seller, dated as of the Closing Date and signed by the President of the Seller, certifying as to the fulfillment of the conditions set forth in Section 9.1;

                  (b) (i) a Bill of Sale, dated the Closing Date, substantially in the form of Exhibit C, duly executed and delivered by the Seller, and (ii) executed deeds, assignments, patent assignments, trademark assignments in recordable form, certificates of title, and such other instruments and documents as the Purchasers shall reasonably request, transferring to the Purchasers all of the Seller's right, title and interest in and to the Assets;

                  (c) an employment agreement in form and substance satisfactory to the Purchasers, executed and delivered by Peter G. VanHeusden (the "Employment Agreement");

                  (d) an opinion of counsel for the Seller, dated the Closing Date, substantially in the form attached hereto as Exhibit D;

                  (e) an affidavit, in a form reasonably satisfactory to the Purchasers, of the Seller stating under penalties of perjury the Seller's United States taxpayer identification number and that the Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code;

                  (f) a receipt for the Purchase Price (including the Notes);

                  (g) a good standing certificate for the Seller from the Secretary of State of the State of Michigan, dated as soon as practicable prior to the Closing Date;

                  (h) a non-competition agreement, dated the Closing Date, substantially in the form of Exhibit E, duly executed and delivered by Peter G. VanHeusden (the "Non-Competition Agreement");

                  (i) a certificate of the Secretary of the Seller as to the resolutions adopted by the Seller's Board of Directors and shareholders relating to the transactions contemplated hereby;

                  (j) copies of all documents evidencing all third party approvals, licenses, consents, including those listed on Schedule 4.3, and waivers of rights of first refusal and other rights, necessary on the part of Seller to consummate the transactions contemplated hereby;

                  (k) if NEC Corporation ("NEC") has not been invoiced by Seller in full for certain materials it purchased from Seller for the Midas 3 and Midas 4 Programs, in the approximate amount of $500,000, a letter from NEC (the "NEC Letter") indicating that NEC will pay Seller for such materials by December 31, 1997, which letter will be validly assigned to PG Newco at the Closing; and

                  (l) all written representations and warranties of the Seller and the Shareholder Indemnitors, as required pursuant to the Securities Act of 1933, as amended, in connection with Seller's acquisition of the Notes.

                  9.3 No Prohibition.  No Law or Order of any court or
                      --------------
administrative agency shall be in effect which prohibits either Purchaser from consummating the transactions contemplated hereby.

                  9.4 No Proceeding or Litigation.  Except as set forth on
                      ---------------------------
Schedule 4.12, there shall not be instituted, pending, or, to the knowledge of either Purchaser or the Seller, threatened, any suit, action, investigation, inquiry, or other proceeding by or before any court or administrative agency or by any other Person which seeks to enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement.

                  9.5 Regulatory Approvals.  All Orders, permits, and regulatory
                      --------------------
approvals applicable to either Purchaser or the Seller and necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

                  9.6 Due Diligence Investigation.  The Purchasers shall have
                      ---------------------------
completed their due diligence investigation and review in respect of the Assets and the Business with satisfactory results in its sole discretion.

                  9.7 MLC Stockholder Approval.  MLC shall have received the
                      ------------------------
requisite consent of its stockholders to the consummation of the transactions contemplated by this Agreement.

                  9.8 MLC Board Approval.  MLC shall have received the
                      ------------------
requisite approval of its Board of Directors to the consummation of the transactions contemplated by this Agreement.


                                    ARTICLE X

                CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

                  The obligation of the Seller to consummate the sale, transfer and assignment to the Purchasers of the Assets and the assignment of the Assumed Liabilities on the Closing Date is, at the option of the Seller, subject to the satisfaction of the following conditions.

                  10.1 Representations, Warranties and Covenants
                       -----------------------------------------

                  (a) Each of the representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

                  (b) Each Purchaser shall have performed and complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by it at or prior to the Closing Date.

                  10.2 Deliveries by the Purchasers to the Seller.  At the
                       ------------------------------------------
Closing, the Purchasers shall deliver to the Seller the following:

                  (a) a certificate of each Purchaser, dated as of the Closing Date and signed by an officer of such Purchaser, certifying as to the fulfillment of the conditions set forth in Section 10.1;

                  (b) immediately available funds for the Cash Consideration referred to in Section 2.1 hereof, by wire transfer as provided in Section 2.1 hereof;

                  (c) the two Notes signed by MLC, each in the aggregate principal amount of $1,500,000, as described in Section 2.1 hereof;

                  (d) a certificate of the Secretary of each Purchaser as to the resolutions adopted by such Purchaser's Board of Directors relating to the transactions contemplated hereby;

                  (e) an assumption agreement, substantially in the form of Exhibit F hereto (the "Assumption Agreement"), dated the Closing Date, duly executed by PG Newco, evidencing PG Newco's assumption of the Assumed Liabilities; and

                  (f) the Employment Agreement, duly executed by PG Newco.

                  10.3 No Prohibition.  No Law or Order of any court or
                       --------------
administrative agency shall be in effect which prohibits the Seller from consummating the transactions contemplated hereby.

                  10.4 No Proceeding or Litigation.  There shall not be
                       ---------------------------
instituted, pending, or, to the knowledge of the Seller, threatened, any suit, action, investigation, inquiry, or other proceeding by or before any court or administrative agency or by any other Person which seeks to enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement.

                  10.5 Regulatory Approvals.  All Orders, permits, and
                       --------------------
regulatory approvals applicable to either Purchaser or the Seller and necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.


                                  ARTICLE XI

                             ADDITIONAL COVENANTS

                  11.1 Further Assurances
                       ------------------

                  (a) From time to time after the Closing Date, the Seller and the Shareholder Indemnitors shall, at their sole cost and expense (unless specified otherwise in this Agreement), at the reasonable request of either Purchaser, execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance and take such other and further action as such Purchaser may reasonably request in order to vest in such Purchaser and put such Purchaser in possession of the Assets as of the Closing and to transfer to such Purchaser as of the Closing any Contracts and rights of the Seller relating to the Assets and assure to such Purchaser the benefits thereof, and, at the reasonable request of the Seller, to give effect, as of the Closing, to such Purchaser's assumption of the Assumed Liabilities.

                  (b) To the extent any of the approvals, consents or waivers referred to in Section 6.4 hereof have not been obtained by the Seller as of the Closing, the Seller shall use its reasonable best efforts to do the following:

                      (i) cooperate with the Purchasers in any reasonable and lawful arrangements designed to provide the benefits of such Interest to the Purchasers as long as the Purchasers promptly reimburse the Seller for all payments, charges or other liabilities made or suffered by the Seller in connection therewith; and

                      (ii) enforce, at the request of the Purchasers and at the expense and for the account of the Purchasers, any and all rights of the Seller arising from such Interest against such issuer or grantor thereof or the other party or parties thereto (including the right to elect to terminate such Interest in accordance with the terms thereof upon the written advice of the Purchasers).

                  (c) To the extent that the Seller enters into lawful arrangements designed to provide the benefits of any Interest as set forth in clause (b)(i) above, such Interest shall be deemed to have been assigned to the Purchasers as of the Closing for purposes of Section 1.1 hereof.

                  11.2 Public Announcements.  Neither the Seller (nor any of its
                       --------------------
affiliates) nor the Purchasers (nor any of their affiliates) shall make any public statement, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required (a) by Law, and (b) in the case of MLC, pursuant to its obligations resulting from the inclusion of its common stock in the American Stock Exchange, in either case, as advised by counsel.

                  11.3 Joint Post-closing Covenant of the Seller and the
                       -------------------------------------------------
Purchasers.  The Seller and the Purchasers jointly covenant and agree that, from
----------
and after the Closing Date, the Seller and the Purchasers will cooperate with each other in defending or prosecuting any action, suit, proceeding, investigation or audit of the other relating to (a) the preparation and audit of the Seller's and the Purchasers' tax returns, and (b) any audit of the Purchasers and/or the Seller with respect to the sales, transfer and similar taxes imposed by the laws of any state, in each of cases (a) and (b) relating to the transactions contemplated by this Agreement, and in each such case at the sole cost and expense of the party requesting cooperation or assistance. In furtherance hereof, the Purchasers and the Seller further covenant and agree to respond to all reasonable inquiries related to such matters and to provide, to the extent possible, substantiation of transactions and to make available and furnish appropriate documents and personnel in connection therewith.

                  11.4 Books and Records; Personnel.  For a period of six years
                       ----------------------------
after the Closing Date (or such longer period as may be required by any Governmental Body or ongoing Legal Proceeding):

                  (a) The Purchasers shall not dispose of or destroy any of the business records and files of the Business. If the Purchasers wish to dispose of or destroy such records and files after that time, they shall first give 30 days' prior written notice to the Seller and the Seller shall have the right, at its option and expense, upon prior written notice to the Purchasers within such 30 day period, to take possession of the records and files within 60 days after the date of the Seller's notice to the Purchasers.

                  (b) The Purchasers shall allow the Seller and its Representatives access to all business records and files of the Business which are transferred to the Purchasers in connection herewith, during regular business hours and upon reasonable notice at PG Newco's principal place of business or at any location where such records are stored, and the Seller shall have the right, at its own expense, to make copies of any such records and files; provided, however, that any such access or copying shall be had or done
       --------  -------
in such a manner so as not to interfere with the normal conduct of the Purchasers' business or operations. To the extent commercially practicable, the Purchasers shall send copies of such business records and files to the Seller, at the expense of the Purchasers, by overnight courier or other delivery service, as reasonably requested by the Seller.

                  (c) The Purchasers shall make available to the Seller, upon written request and at the Seller's expense (i) the Purchasers' personnel to assist the Seller in locating and obtaining records and files maintained by the Purchasers and (ii) any of the Purchasers' personnel previously in the

Seller's employ whose assistance or participation is reasonably required by the Seller in anticipation of, or preparation for, existing or future litigation, arbitration, administrative proceeding, tax return preparation or other matters in which the Seller or any of its affiliates is involved and which is related to the Business.


                                  ARTICLE XII

                      INDEMNIFICATION AND RELATED MATTERS

                  12.1 Indemnification
                       ---------------

                  (a) Irrespective of any due diligence investigation conducted by the Purchasers or the Purchaser Representatives with regard to the transactions contemplated hereby, the Seller and each Shareholder Indemnitor jointly and severally agree to indemnify and hold each Purchaser harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, "Losses") arising out of, based upon, attributable to or resulting from:

                        (i) any and all Losses incurred or suffered by such Purchaser resulting from or arising out of any misrepresentation or breach of warranty made by the Seller or any of the Shareholder Indemnitors in this Agreement or in any of the Seller Documents;

                        (ii) any and all Losses incurred or suffered by such Purchaser resulting from or arising out of the failure of the Seller or any Shareholder Indemnitor to comply with any of the covenants contained in this Agreement or in any of the Seller Documents which are required to be performed by Seller or any Shareholder Indemnitor;

                        (iii) any and all Losses incurred or suffered by such Purchaser resulting from or arising out of Excluded Liabilities;

                        (iv) any claims for any injury to person or property attributable to any goods manufactured or services rendered by the Seller prior to the Closing, regardless of whether such claims are asserted prior to or after the Closing (it being understood and agreed that Losses under this clause (iv) shall be net of any proceeds received by such Purchaser under any policy of insurance maintained by such Purchaser in respect of such claims);

                        (v) any claims for damages, compensation and/or other employee benefits (including, but not limited to, severance pay, disability benefits, health, workers' compensation, and death benefits)
         (A) accruing at any time with respect to persons who were employed in the Business and do not become Transferred Employees, (B) accruing prior to the date a person becomes a Transferred Employee, and (C) accruing with respect to employment or termination of employment with the Seller, and related costs and liabilities, regardless of whether such claims and related costs and liabilities are made or incurred before, on or after the Closing Date, except wages and vacation to the extent accrued or reflected on the Closing Balance Sheet;

                        (vi) any Environmental Claim or any Remedial Action arising out of or based upon anything relating to the use of the Assets prior to the Closing, or the operation of the Business prior to the Closing;

                        (vii) any third party claims with respect to occurrences or events which occurred on or prior to the Closing Date and relate to the Seller and/or its Employees; and

                        (viii) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

                  (b) PG Newco agrees to indemnify and hold the Seller harmless from and against any and all Losses arising out of, based upon, attributable to or resulting from:

                        (i) any and all Losses incurred or suffered by the Seller resulting from or arising out of any misrepresentation or breach of warranty made by PG Newco in this Agreement or in any of the Purchaser Documents;

                        (ii) any and all Losses incurred or suffered by the Seller resulting from or arising out of the failure of PG Newco to comply with any of the covenants contained in this Agreement or in any of the Purchaser Documents which are required to be performed PG Newco;

                        (iii)  the Assumed Liabilities;

                        (iv) any and all claims by Transferred Employees (A) for compensation and vacation accrued on or prior to the Closing Date to the extent reflected on the Closing Balance Sheet, and (B) for damages, compensation, vacation and/or other employee benefits (including, but not limited to, severance pay, disability benefits, health, workers' compensation, and death benefits) as provided by PG Newco accruing at any time after the date a person becomes a Transferred Employee;

                        (v) any Environmental Claim or any Remedial Action arising out of or based upon anything relating to the use of the Assets after the Closing, or the operation of the Business after the Closing;

                        (vi) any third party claims with respect to occurrences or events which occur after the Closing Date and relate to the operation of the Business by PG Newco after the Closing; and

                        (vii) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

                  (c) If any indemnification payment under Article XII is determined to be taxable to the party receiving such payment by any taxing authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt of such payment (taking into account any actual reduction in tax liability to the receiving party) and any related costs incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

                  (d) Notwithstanding anything to the contrary contained in this Agreement, neither the Seller nor any Shareholder Indemnitor, on the one hand, nor PG Newco, on the other hand, shall be liable for any Losses under this
Article XII unless the aggregate amount of Losses and expenses finally determined to arise hereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, other than the representations and warranties set forth in Sections 4.9, 4.10, 4.11, 4.12, 4.17, 4.18 and 4.20 hereof (with respect to which the limitations set forth in this Section 12.1(d) shall not apply), exceeds $50,000 (the "Basket") and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and expenses in excess of $50,000 (the "Deductible").

                  12.2  Survival of Representations and Warranties.  The
                        ------------------------------------------
parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representation and warranties contained in Sections 4.9, 4.10, 4.11, 4.12, 4.17, 4.18 and 4.20 which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless within thirty-six (36) months after the Closing Date written notice of such claims is given to the Seller and the Shareholder Indemnitors or such actions are commenced.

                  12.3 Indemnification Procedures. (a) In the event that any
                       --------------------------
Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under
Section 12.1 hereof (regardless of the Basket or the Deductible referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within ten (10) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to
            --------  -------
participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for
--------  -------
more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

                  (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

                  (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

                  12.4 Tax Matters. (a) Seller and Purchasers shall cooperate
                       -----------
fully with each other and make available or cause to be made available to each other in a timely fashion such tax data, prior tax returns and filings and other information as may be reasonably required for the preparation by Purchasers or Seller of any tax returns, elections, consents or certificates required to be prepared and filed by Purchasers or Seller and any audit or other examination by any taxing authority, or judicial or administrative proceeding relating to liability for Taxes. Purchasers and Seller will each retain and provide to the other party all records and other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, and will each provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other party for any period. Without limiting the generality of the foregoing, each of the Purchasers and Seller will retain copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof ending prior to or on the Closing Date.

                  (b) Seller and each Shareholder Indemnitor jointly and severally agree to be responsible for, and indemnify and hold harmless each Purchaser against all losses, claims, damages, liabilities (liquidated or unliquidated, accrued, contingent, or otherwise), obligations, judgments, settlements, reasonable out-of-pocket costs, expenses and attorneys' fees (including such costs, expenses and attorneys' fees incurred in connection with any investigation or in enforcing such right of indemnification against any Indemnitor), fines and penalties, if any (collectively "Damages") attributable to all Taxes with respect to the ownership, use or leasing of the Assets on or prior to the Closing Date and PG Newco shall be responsible for, and shall indemnify and hold harmless Seller, in respect of any Damages attributable to all Taxes with respect to the ownership, use or leasing of the Assets after the Closing Date. Seller's share of all real and personal property Taxes, state and local ad valorem Taxes and assessments applicable to the Assets for any period commencing on or prior to the Closing Date and ending after the Closing Date shall be determined on a pro rata basis based on the length of such period and when the Closing Date occurs therein. Seller and each Shareholder Indemnitor jointly and severally agree to indemnify and hold harmless each Purchaser, in respect of any Damages attributable to Taxes of Seller in respect of periods prior to the Closing (which Taxes shall be determined on the basis of an interim closing of the books).

                  (c) Seller agrees to furnish either Purchaser upon request clearance certificates or similar documents that may be required by any state, local or other taxing authority to relieve such Purchaser of any obligations to withhold any portion of the purchase consideration to be transferred pursuant to
Article II hereof.


                                  ARTICLE XIII

                                   TERMINATION

                  13.1 Termination.  This Agreement may be terminated:
                       -----------

                  (a) by the written agreement of each Purchaser and the Seller;

                  (b) by either Purchaser or by the Seller if there shall be in effect a non-appealable order of a court of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby;

                  (c) by either Purchaser or by the Seller or the Shareholder Indemnitors if the stockholders of MLC fail to approve the transactions to be consummated in connection herewith at any meeting of the stockholders of MLC called and held for such purpose; and

                  (d) by either Purchaser or by the Seller if the Closing shall not have occurred on or before June 30, 1997.

                  13.2 Liabilities After Termination. Upon any termination of
                       -----------------------------
this Agreement pursuant to Section 13.1 hereof, no party hereto shall thereafter have any further liability or obligation hereunder, but no such termination shall relieve either party hereto of any liability to the other party hereto for any breach of this Agreement prior to the date of such termination.


                                   ARTICLE XIV

                                  MISCELLANEOUS

                  14.1 Certain Defintions. As used in this Agreement, the
                       ------------------
following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accounts Receivable" has the meaning set forth in Section
                   -------------------
1.1(c) hereof.

                  "Active Employees" has the meaning set forth in Section 8.1(a)
                   ----------------
hereof.

                  "Affiliate" means, with respect to any Person, any other
                   ---------
Person controlling, controlled by or under common control with such Person.

                  "Assets" has the meaning set forth in Section 1.1 hereof.
                   ------

                  "Assumed Liabilities" has the meaning set forth in Section 1.3
                   -------------------
hereof.

                  "Benefit Arrangements" has the meaning set forth in Section
                   --------------------
4.11(b).

                  "Business" has the meaning set forth in the recitals hereto.
                   --------

                  "Cash Consideration" has the meaning set forth in Section 2.1
                   ------------------
hereof.

                  "Closing" means the consummation of the transactions
                   -------
contemplated by this Agreement.

                  "Closing Balance Sheet" means that certain Statement of Assets
                   ---------------------
and Assumed Liabilities for the Business as of the Closing Date, prepared by the Purchasers and Seller as soon as practicable (but in no event later than 30 days) following the Closing Date, and delivered to Ernst & Young LLP (Purchasers' accountant).

                  "Closing Date" has the meaning set forth in Section 3.1
                   ------------
hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.
                   ----

                  "Contract" means any contract (including, without limitation,
                   --------
any resale agreement and any manufacturer authorization or medallion or sales or distribution contract), agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

                  "Employee Benefit Plan" has the meaning set forth in Section
                   ---------------------
4.11(b) hereof.

                  "Employees" means all persons employed in the Business,
                   ---------
including any persons on disability, sick leave, layoff or leave of absence from the Business.

                  "Environmental Claim" means any allegation, notice of
                   -------------------
violation, action, claim, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Body or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties, or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface or groundwater) at, in, by, from or related to any of the Leased Real Estate or any activities conducted thereon; (b) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any of the Business; or (iii) the violation, or alleged violation, of any Environmental Law, Order or Permit of or from any Governmental Body relating to environmental matters connected with the Business.

                  "Environmental Law" has the meaning set forth in Section
                   -----------------
4.17(a).

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
1974, as amended.

                  "Excluded Assets" has the meaning set forth in Section 1.2
                   ---------------
hereof.

                  "Financial Statements" has the meaning set forth in Section
                   --------------------
4.6 hereof.

                  "GAAP" means generally accepted accounting principles in the
                   ----
United States as in effect from time to time.

                  "Governmental Body" means any government or governmental or
                   -----------------
regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

                  "Hazardous Material" means any substance, material or waste,
                   ------------------
or any constituent thereof, which is regulated by any local Governmental Body, Governmental Body in any jurisdiction in which the Seller or any Subsidiary or affiliate of the Seller conducts business, or the United States or other national government, or is regulated by or forms the basis of liability under any Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminants," "toxic waste" or "toxic substance" under any provision of Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

                  "Inactive Employees" has the meaning set forth in Section
                   ------------------
8.1(a) hereof.

                  "Income Before Taxes" shall mean that amount which is equal to
                   -------------------
the increase in the income before taxes of the Seller, for the period beginning December 1, 1996 and ending on the Closing Date. For purposes of such calculation, the income before taxes of the Seller as of December 1, 1996 are agreed to be $1,850,212.47, as set forth on Seller's income statement for the period from July 1, 1996 to November 30, 1996 (the "Income Statement"). For
                                                    ----------------
purposes of the calculation of Income Before Taxes, such income is calculated without regard to federal, state or local income taxes. The Income Before Taxes shall be jointly determined by the respective accountants for Seller and Purchasers using the same methods employed by Seller's accountants in determining the income before taxes shown on the Income Statement. If the respective accountants for Seller and Purchasers cannot agree on the Income Before Taxes, they shall together select a third accounting firm to render a binding determination, the costs of which third firm shall be shared equally by Seller and Purchasers.

                  "Indemnitee" has the meaning set forth in Section 12.3(a)
                   ----------
hereof.

                  "Indemnitor" has the meaning set forth in Section 12.3(a)
                   ----------
hereof.

                  "Initial Balance Sheet" means the unaudited balance sheet of
                   ---------------------
the Business at November 30, 1996, attached as part of Schedule 4.6 hereto.

                  "Insolvency Event" means any of the following events: (a) any
                   ----------------
Person, pursuant to or within the meaning of any bankruptcy or insolvency law:
(i) commences a
voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; (v) is unable or admits it is unable to pay its debts as the same become due; (vi) commences, or has commenced against it, any proceeding for liquidation or dissolution; or (vii) takes any steps to accomplish any of the foregoing; or (b) a court of competent jurisdiction enters an order or decree under any bankruptcy or insolvency law that: (i) is for relief against such Person in an involuntary case; (ii) appoints a custodian of such Person or for all or substantially all of its property; or (iii) orders the liquidation or dissolution of such Person.

                  "Intangible Assets" has the meaning set forth in Section
                   -----------------
1.1(f) hereof.

                  "Interest" has the meaning set forth in Section 6.4 hereof.
                   --------

                  "Law" means any federal, state, local or foreign law
                   ---
(including common law), statute, code, ordinance, rule, or regulation.

                  "Leased Real Property" has the meaning set forth in Section
                   --------------------
1.1(d) hereof.

                  "Legal Proceeding" means any judicial, administrative or
                   ----------------
arbitral action, suit, proceeding (public or private), claim, investigation or governmental proceeding.

                  "Lien" means any lien, pledge, mortgage, deed of trust,
                   ----
security interest, claim, lease, charge, option, right of first refusal, easement or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or right in favor of any third party.

                  "Material Adverse Change" means any material adverse change
                   -----------------------
on, or in, any material portion of the Assets or the business, condition (financial or otherwise), results of operations or liabilities of the Business.

                  "Material Adverse Effect" means an effect that results in or
                   -----------------------
causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

                  "NEC Letter" has the meaning set forth in Section 9.2(k)
                   ----------
hereof.

                  "Notes"  has the meaning set forth in Section 2.1 hereof.
                   -----

                  "Notice of Hearing" has the meaning set forth in Section 4.3
                   -----------------
hereof.

                  "Order" means any order, injunction, judgment, decree, ruling,
                   -----
writ, assessment or arbitration award.

                  "Patent-Related Assets" has the meaning set forth in Section
                   ---------------------
1.1(e) hereof.

                  "Permit" means any written approval, authorization, consent,
                   ------
franchise, license, permit or certificate by any Governmental Body.

                  "Permit Application" has the meaning set forth in Section 4.3
                   ------------------
hereof.

                  "Permitted Exceptions" means (a) statutory Liens for current
                   --------------------
taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not in the aggregate material to the Business or the Assets, (c) zoning, entitlement and other land use and environmental regulations by Governmental Bodies, provided that such regulations have not been violated, and (d) purchase money Liens or purchase money security interests upon or in any Inventory acquired or held by the Seller in the ordinary course of business to secure the purchase price of such Inventory or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Inventory, as set forth on Schedule 14.1 hereto.

                  "Person" means any individual, corporation, partnership, firm,
                   ------
joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

                  "Purchase Price" has the meaning set forth in Section 2.1
                   --------------
hereof.

                  "Purchasers" has the meaning set forth in the recitals hereto.
                   ----------

                  "Purchaser Documents" has the meaning set forth in Section 5.2
                   -------------------
hereof.

                  "Purchaser Representatives" has the meaning set forth in
                   -------------------------
Section 6.2 hereof.

                  "Remedial Action" means any action, including, without
                   ---------------
limitation, any capital expenditure, required or voluntarily undertaken to (a) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment, (c) perform pre-remedial studies and investigations or post-remedial monitoring and care, or
(d) bring any Asset into compliance with all Environmental Laws and Permits.

                  "Seller" has the meaning set forth in the recitals hereto.
                   ------

                  "Seller Documents" has the meaning set forth in Section 4.2
                   ----------------
hereof.

                  "Tax Returns" shall mean any report, return, information
                   -----------
return or other information required to be supplied to a taxing authority in connection with Taxes.

                  "Taxes" means (i) all federal, state, local or foreign taxes,
                   -----
charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability or liability pursuant to contract or other arrangement in respect of any items described in clauses (i) and/or (ii).

                  "Transferred Employees" means all Active Employees who accept
                   ---------------------
offers of employment from PG Newco on or after the Closing Date.

                  "Transferred Plans" has the meaning set forth in Section 8.2
                   -----------------
hereof.

                  14.2 Prorations. (a) PG Newco and the Seller hereby agree as
                       ----------
follows with regard to prorations applicable to the consummation of the transactions contemplated hereby. The parties agree that all operational expenses incurred directly in the operation of the Business, including, without limitation, utility bills, the expense of supplies, the expense of fuel, and the like, shall be prorated between the parties as of the Closing Date, and as of the Closing Date shall become the obligation and responsibility of PG Newco. Prorations which are to be effected on the Closing Date shall be made on the Closing Date or, if such prorations cannot reasonably be made as of the Closing Date, as soon thereafter as possible and "as of" the Closing Date.

                  (b) All personal and real property taxes and special and general assessments relating to the Assets shall be prorated by the parties as of the Closing Date, and all such taxes applicable to periods of time prior to and through such date shall be the sole obligation, responsibility and expense of the Seller, and shall be paid by the Seller. All such assessments and taxes applicable to periods following the Closing Date shall be the sole obligation, responsibility and expense of PG Newco.

                  14.3 Wavier of Compliance with Bulk Transfer Laws. The
                       --------------------------------------------
Purchasers hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state of the United States. The Seller and each Shareholder Indemnitor hereby jointly and severally indemnify the Purchasers from any Losses resulting from Seller's failure to comply with any such "bulk sales," "bulk transfer" or similar laws.

                  14.4 Intentionally left blank

                  14.5 Entire Agreements. This Agreement (with its Schedules and
                       -----------------
Exhibits) contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any and all previous agreements and understandings between the parties hereto with respect to those matters.

                  14.6 Governing Law. This Agreement shall be construed in
                       -------------
accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed in such jurisdiction. Except as expressly set forth in Article XII hereof, any action to enforce, which arises out of or in any way relates to, any of the provisions of this Agreement or the instruments, agreements and other documents contemplated hereby shall be brought and prosecuted in the courts of the State of Delaware or of the United States for the District of Delaware. Each party irrevocably: (a) submits to the exclusive jurisdiction of the aforesaid courts, and (b) waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding ("Proceedings") brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 14.10. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

                  14.7 Transfer and Other Taxes. The Seller shall be responsible
                       ------------------------
for the cost of all transfer and documentary taxes and fees imposed with respect to instruments of conveyance in the transaction contemplated hereby and shall bear the cost of all sales, use, gains, excise and other transfer or similar taxes applicable in respect of the transfer of the Assets contemplated hereunder. The Seller shall execute and deliver to the Purchasers at the Closing any certificates or other documents as the Purchasers may reasonably request to perfect any exemption from any such transfer, documentary, sales, gains, excise or use tax.

                  14.8 Expenses. Each of the parties hereto shall bear its own
                       --------
expenses (including, without limitation, fees and disbursements of its counsel, accountants, investment bankers, brokers and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

                  14.9 Table of Contents and Headings. The table of contents and
                       ------------------------------
section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                  14.10 Notices. All notices and other communications under this
                        -------
Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                  If to the Seller or any of its stockholders, to:

                  Peter G. VanHeusden
                  c/o PG Design Electronics Inc.
                  48700 Structural Drive
                  Chesterfield, Michigan  48051
                  Facsimile:  (810) 598-8008

                  With a copy to:

                  David J. Wellman, Esq.
                  Colombo & Colombo
                  1500 Woodward Avenue, Suite 300
                  P.O. Box 2028
                  Bloomfield Hills, Michigan  48303-2028
                  Facsimile:  (810) 645-5418

                  If to either Purchaser, to:

                  PG Newco Corp.
                  c/o Milwaukee Land Company
                  547 West Jackson Boulevard
                  Suite 1510
                  Chicago, Illinois  60661
                  Attention:  Edwin Jacobson
                  Facsimile:  (312) 663-9397

         With a copy to:

         Raymond O. Gietz, Esq.
         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York  10153
         Facsimile:  (212) 310-8007

All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after deposit in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company, delivered by hand to the addressee or one day after delivery to the courier service.

         14.11  Severability. The invalidity or unenforceability of any
                ------------
provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         14.12  Binding Effect; No Assignment. This Agreement shall be binding
                -----------------------------
upon and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void.

         14.13  Amendments. (a) Any provision of this Agreement may be amended
                ----------
or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, (i) in the case of an amendment, by both Purchasers, the Seller, and the Shareholder Indemnitors, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         14.14  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                                       MILWAUKEE LAND COMPANY


                                       By: /s/ Edwin Jacobson
                                          -----------------------------
                                          Name: Edwin Jacobson
                                          Title: President and Chief
                                                 Executive Officer


                                       PG NEWCO CORP.


                                       By: /s/ Leon F. Fiorentino
                                          -----------------------------
                                          Name: Leon F. Fiorentino
                                          Title: Vice President - Finance


                                       PG DESIGN ELECTRONICS, INC.


                                       By: /s/ Peter G. VanHeusden
                                          -----------------------------
                                          Name: Peter G. VanHeusden
                                          Title: President


                                          /s/ Peter G. VanHeusden
                                          -----------------------------
                                          Peter G. VanHeusden, as
                                          Shareholder Indemnitor


                                          /s/ Adrian J. VanHeusden
                                          -----------------------------
                                          Adrian J. VanHeusden, as
                                          Shareholder Indemnitor


                                          /s/ Marie VanHeusden
                                          -----------------------------
                                          Marie VanHeusden, as
                                          Shareholder Indemnitor

                           ASSET PURCHASE AGREEMENT

                                     AMONG

                            MILWAUKEE LAND COMPANY

                                      AND

                                PG NEWCO CORP.

                                 as Purchasers

                                      AND

                          PG DESIGN ELECTRONICS, INC.

                                   as Seller

                                      AND

                   THE SHAREHOLDER INDEMNITORS NAMED HEREIN

                           Dated as of April 4, 1997

                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I
SALE AND PURCHASE OF ASSETS

     1.1  Acquisition and Transfer of Assets.............................      1
     1.2  Excluded Assets................................................      4
     1.3  Assumed Liabilities............................................      5

ARTICLE II
PURCHASE PRICE

     2.1  Purchase Price and Payment.....................................      5
     2.2  Allocation of Purchase Price...................................      6

ARTICLE III
THE CLOSING

     3.1  Closing Date...................................................      6
     3.2  Proceedings at Closing.........................................      6

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE
SHAREHOLDER INDEMNITORS

     4.1  Organization, Good Standing and Corporate Records..............      7
     4.2  Authorization of Agreement.....................................      8
     4.3  No Violations; Consents........................................      8
     4.4  Title to Assets Other than Leased Real Property................      9
     4.5  Leased Real Property...........................................      9
     4.6  Financial Statements...........................................     10
     4.7  Absence of Certain Developments................................     11
     4.8  Material Contracts.............................................     13
     4.9  Intangible Property............................................     14
     4.10  Tax and Other Returns and Reports.............................     14
     4.11  Employees and Employee Benefits...............................     16
     4.12  Litigation....................................................     17
     4.13  Compliance with Law...........................................     17



                                      (i)

                                                                            Page
                                                                            ----

     4.14  Receivables...................................................     17
     4.15  Inventory.....................................................     18
     4.16  Assets Necessary to Conduct Business..........................     18
     4.17  Environmental Matters.........................................     18
     4.18  Brokers.......................................................     18
     4.19  Permits.......................................................     19
     4.20  Ownership; Subsidiaries.......................................     19
     4.21  No Undisclosed Liabilities....................................     20
     4.22  Insurance.....................................................     20
     4.23  Related Party Transactions....................................     20
     4.24  Customers and Suppliers.......................................     20
     4.25  Banks.........................................................     21
     4.26  No Misrepresentation..........................................     21

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     5.1  Organization and Good Standing.................................     21
     5.2  Authorization of Agreement.....................................     21
     5.3  No Violations; Consents........................................     22
     5.4  Litigation.....................................................     23
     5.5  Brokers........................................................     23

ARTICLE VI
COVENANTS OF THE SELLER AND THE SHAREHOLDER INDEMNITORS

     6.1  Cooperation....................................................     23
     6.2  Access to the Shareholder Indemnitors'
             Documents; Opportunity to Ask Questions.....................     24
     6.3  Conduct of Business............................................     24
     6.4  Consents and Conditions; Assignment of Assets..................     27
     6.5  Notices of Certain Events......................................     28
     6.6  Non-Competition Agreement......................................     28

ARTICLE VII
COVENANTS OF THE PURCHASER

     7.1  Reasonable Best Efforts........................................     29
     7.2  Consents and Conditions........................................     29

ARTICLE VIII
COVENANTS RELATING TO EMPLOYMENT AND EMPLOYEE MATTERS



                                     (ii)

                                                                            Page
                                                                            ----

     8.1  Offer of Employment............................................     29
     8.2  Health Plan Benefits...........................................     30

ARTICLE IX
CONDITIONS PRECEDENT TO THE PURCHASERS' OBLIGATIONS

     9.1  Representations, Warranties and Covenants......................     30
     9.2  Deliveries by the Seller to the Purchasers.....................     30
     9.3  No Prohibition.................................................     32
     9.4  No Proceeding or Litigation....................................     32
     9.5  Regulatory Approvals...........................................     32
     9.6  Due Diligence Investigation....................................     32
     9.7  MLC Stockholder Approval.......................................     32
     9.8  MLC Board Approval.............................................     32

ARTICLE X
CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

     10.1  Representations, Warranties and Covenants.....................     33
     10.2  Deliveries by the Purchasers to the Seller....................     33
     10.3  No Prohibition................................................     33
     10.4  No Proceeding or Litigation...................................     34
     10.5  Regulatory Approvals..........................................     34

ARTICLE XI
ADDITIONAL COVENANTS

     11.1  Further Assurances.............................................    34
     11.2  Public Announcements...........................................    35
     11.3  Joint Post-Closing Covenant of the Seller and
               the Purchasers.............................................    35
     11.4  Books and Records; Personnel...................................    36

ARTICLE XII
INDEMNIFICATION AND RELATED MATTERS

     12.1  Indemnification...............................................     37
     12.2  Survival of Representations and Warranties....................     40
     12.3  Indemnification Procedures....................................     40
     12.4  Tax Matters...................................................     41

ARTICLE XIII



                                     (iii)

                                                                            Page
                                                                            ----

TERMINATION

     13.1  Termination...................................................     43
     13.2  Liabilities After Termination.................................     43

ARTICLE XIV
MISCELLANEOUS

     14.1  Certain Definitions...........................................     43
     14.2  Prorations....................................................     50
     14.3  Waiver of Compliance with Bulk Transfer Laws..................     51
     14.4  Intentionally left blank......................................     51
     14.5  Entire Agreement..............................................     51
     14.6  Governing Law.................................................     51
     14.7  Transfer and Other Taxes......................................     51
     14.8  Expenses......................................................     52
     14.9  Table of Contents and Headings................................     52
     14.10  Notices......................................................     52
     14.11  Severability.................................................     53
     14.12  Binding Effect; No Assignment................................     53
     14.13  Amendments...................................................     53
     14.14  Counterparts.................................................     54


SCHEDULES AND EXHIBITS

Schedule 1.1(d)       --   Leased Real Property
Schedule 1.1(e)       --   Patents and Patent Applications
Schedule 1.1(f)       --   Intangible Assets
Schedule 1.1(i)       --   Permits
Schedule 1.1(j)       --   Included Contracts
Schedule 1.2(b)       --   Excluded Contracts
Schedule 1.2(f)       --   Excluded Assets
Schedule 4.1          --   Foreign Qualifications
Schedule 4.3          --   Consents
Schedule 4.6          --   Financial Statements
Schedule 4.7(d)       --   Severance Agreement
Schedule 4.7(e)       --   Contracts for Equipment
Schedule 4.7(k)       --   Capital Expenditures
Schedule 4.7(m)       --   Certain Distributions
Schedule 4.10         --   Tax Returns and Other Reports
Schedule 4.11(b)(i)   --   Employee Benefit Plans


                                     (iv)

Schedule 4.11(b)(ii)  --   Employment and Severance Contracts
Schedule 4.12         --   Litigation
Schedule 4.18         --   Brokers
Schedule 4.22         --   Insurance Policies
Schedule 4.23         --   Related Party Transactions
Schedule 4.24         --   Customers and Suppliers
Schedule 4.25         --   Banks
Schedule 6.3(b)(viii) --   Material Properties and Assets
Schedule 8.1          --   Certain Employees
Schedule 14.1         --   Purchase Money Liens

Exhibit A     --   Form of Employment Agreement
Exhibit B     --   Purchase Price Allocation
Exhibit C     --   Form of Bill of Sale
Exhibit D     --   Form of Opinion of Seller's Counsel
Exhibit E     --   Form of Non-Competition Agreement
Exhibit F     --   Form of Assumption Agreement
Exhibit G     --   Form of Notes



                                      (v)